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                                   EXHIBIT 11

                STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

                                                                       YEARS ENDED MARCH 31,
                                                            ---------------------------------------------------
                                                                1998               1997               1996
                                                            -------------      -------------      -------------
Earnings (loss) from continuing operations                  $   5,466,225      $  (7,918,362)     $  (6,861,406)

Gain (loss) from discontinued operations                               --            476,967         (1,361,954)
                                                            -------------      -------------      -------------

Net earnings (loss)                                         $   5,466,225      $  (7,441,395)     $  (8,223,360)
                                                            =============      =============      =============

 Per share data:

Basic earnings per share
    Continuing operations                                   $        1.37      $       (1.98)     $       (1.85)

    Discontinued operations                                            --               0.12              (0.37)
                                                            -------------      -------------      -------------

                                                            $        1.37      $       (1.86)     $       (2.22)
                                                            =============      =============      =============

  Dilutive earnings per share
    Continuing operations                                   $        1.36      $       (1.98)     $       (1.85)

    Discontinued Operations                                            --               0.12              (0.37)
                                                            -------------      -------------      -------------

    Net earnings (loss)                                     $        1.36      $       (1.86)     $       (2.22)
                                                            =============      =============      =============

Shares used in the calculation of per share amounts:

    Basic common shares                                         4,000,210          4,000,210          3,710,484
    Dilutive impact of stock options                               25,329                 --                 --
                                                            -------------      -------------      -------------

    Diluted common shares                                       4,025,539          4,000,210          3,710,484
                                                            =============      =============      =============



      Diluted earnings per share of common stock includes the impact of outstanding dilutive stock options for the year ended March 31, 1998. There were no dilutive options during the two years ended March 31, 1997 and 1996.